FORM OF WARRANT AGREEMENT

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED, SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          NANOPIERCE TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

          1.     Issuance;  Certain  Definitions.  In  consideration of good and
                 -------------------------------
valuable consideration, the receipt of which is hereby acknowledged by NANOPIERCE TECHNOLOGIES, INC., a Nevada corporation (the "Company"), CHARLESTON
                                                                      ----------
CAPITAL  CORPORATION  or registered assigns (the "Holder") is hereby granted the
--------------------
right to purchase at any time until 5:00 P.M., New York City time, on January 20, 2009 (the "Expiration Date"), __________________ (_____) fully paid and nonassessable shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $0.10 per share, subject to further adjustment as set forth herein.

          2.     Exercise  of Warrants.  This Warrant is exercisable in whole or
                 ---------------------
in part at any time and from time to time, prior to the earlier of the Expiration Date and the date fixed for redemption under Section 8(a), below. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant to the Company within five business days thereafter.

               (a) The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

               (b) The Holder must pay the Exercise Price per share of Common Stock for the shares then being exercised in cash or by certified or official bank check.

          3.     Reservation  of  Shares.  The Company hereby agrees that at all
                 -----------------------
times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.     Mutilation  or Loss of Warrant.  Upon receipt by the Company of
                 ------------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5.     Rights  of the Holder.  The Holder shall not, by virtue hereof,
                 ---------------------
be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.     Protection  Against  Dilution  and  Other  Adjustments.
                 ------------------------------------------------------

          6.1 The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 6; provided, that there shall be no adjustment in the number of Warrant Shares issuable upon exercise of this Warrant upon any adjustment of the Exercise Price pursuant to this Section 6. Upon each such adjustment of the Exercise Price pursuant to this Section 6, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          6.2     If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          6.3 In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 6.3 upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

          6.4 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 6.2, 6.3 and 6.5), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

          6.5 If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock for a consideration per share less than the Exercise Price then in effect, except for (i) the granting of options or warrants to employees, officers, directors and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company; (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or (iii) shares issued pursuant to the Investment Agreement then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance, and (ii) the number of shares of Common

Stock which the aggregate consideration received (or to be received, assuming exercise or conversion in full of such rights, warrants and convertible securities) for the issuance of such additional shares of Common Stock would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          6.6 For the purposes of this Section 6, the following clauses shall also be applicable:

                    (i)  Record  Date.  In  case the Company shall take a record
                         ------------
of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (ii)  Treasury Shares.  The number of shares of Common Stock
                          ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (a) All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (b)     Whenever  the  Exercise  Price  is  adjusted  pursuant to
Section 6.4 above, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case the adjustment shall be equal to the average of the adjustments recommended by each of the Appraiser and such appraiser. The Holder shall promptly mail or cause to be mailed to the Company, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above.

               (c)  If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                    (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any
                  --------  -------
defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          7.     Exercise  and  Transfer  to  Comply  with  the  Securities Act;
                 ---------------------------------------------------------------
Registration  Rights.
--------------------

               7.1     Exercise  and  Transfer.  This  Warrant  has  not  been
                       ------------------------
registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. This Warrant may not be exercised, and neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

               7.2     Registration  Rights.  Reference  is made to Article V of
                       ---------------------
the Securities Purchase Agreement between the Holder and the Company pursuant to which this Warrant was issued. The Company's obligations under said Article V and the other terms and conditions thereof are incorporated herein by reference.

          7.3 The Holder is limited in the amount of this Warrant it may exercise. In no event shall the Holder be entitled to exercise any amount of this Warrant in excess of that amount upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the 1934 Act")) by the Holder, and (2) the number of Warrant Shares issuable upon the exercise of any Warrants then owned by Holder, would result in beneficial ownership, at any one point in time, by the Holder of more than 9.99% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j). Furthermore, the Company shall not process any exercise that would result in beneficial ownership by the Holder of more than 9.99% of the outstanding shares of Common Stock of the Company. Nothing stated herein shall restrict the Investor from beneficially owning in the aggregate more than 9.99% of the outstanding shares of Common Stock of the Company, as long as the 9.99% is not owned by such Investor at any one point in time.

          8.     Intentionally  deleted.
                 -----------------------

          9.     Notices.  Any  notice  or  other  communication  required  or
                 -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (i)  if to the Company, to:

                         Paul H. Metzinger, President and CEO
                         NanoPierce Technologies, Inc.
                         370 17th Street, Suite 3640
                         Denver, CO 80202
                         (p) 303-592-1010
                              (f) 303-592-1054

               (ii) if to the Holder, to the address set below the Holder's acceptance on page 4, below.

Any party may be notice given in accordance with this Section 8 if any of the parties designates another address or person for receipt of notices hereunder.

          10.     Supplements and Amendments; Whole Agreement.  This Warrant may
                  -------------------------------------------
be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          11.     Governing  Law.  This Warrant shall be deemed to be a contract
                  --------------
made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York, or the state courts of the State of New York sitting in the City of New York, in connection with any dispute arising under this Warrant.
Each of the parties hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

          12.     Jury Trial Waiver.   The Company and the Holder hereby waive a
                  -----------------
trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

          12.     Counterparts.  This  Warrant  may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          13.     Descriptive  Headings.  Descriptive  headings  of  the several
                  ---------------------
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ___ day of January, 2004.


                                    NANOPIERCE  TECHNOLOGIES,  INC.

                                    By:   /s/Paul H. Metzinger
                                        --------------------------------------
                                        Paul H. Metzinger President and CEO

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of,, to purchase shares of the Common Stock, no par value, of NANOPIERCE TECHNOLOGIES, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_     CASH:$ ______________________  =  (Exercise Price x Exercise Shares)

          Payment is being made by:
               _   enclosed check
               _   wire  transfer
               _   other

     I understand that I may only exercise this Warrant if there is a registration statement relating to the exercise of this Warrant that is effective under federal and applicable state law, or alternatively if there is an exemption from registration available under federal and applicable state (which exemption must be established to the satisfaction of NanoPierce Technologies, Inc.). In each case, I understand that NanoPierce Technologies, Inc. may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available.

           Please deliver the stock certificate to:




Dated:


[Name  of  Holder]

By:

                            FORM OF WARRANT AGREEMENT

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED, SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          NANOPIERCE TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

          1.     Issuance;  Certain  Definitions.  In  consideration of good and
                 -------------------------------
valuable consideration, the receipt of which is hereby acknowledged by NANOPIERCE TECHNOLOGIES, INC., a Nevada corporation (the "Company"), JASON LYONS
                                                                     -----------
or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on January 15, 2009 (the "Expiration Date"), __________________ (_____) fully paid and nonassessable shares of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $0.10 per share, subject to further adjustment as set forth herein.

          2.     Exercise  of Warrants.  This Warrant is exercisable in whole or
                 ---------------------
in part at any time and from time to time, prior to the earlier of the Expiration Date and the date fixed for redemption under Section 8(a), below. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant to the Company within five business days thereafter.

               (a) The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

               (b) The Holder must pay the Exercise Price per share of Common Stock for the shares then being exercised in cash or by certified or official bank check.

          3.     Reservation  of  Shares.  The Company hereby agrees that at all
                 -----------------------
times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.     Mutilation  or Loss of Warrant.  Upon receipt by the Company of
                 ------------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5.     Rights  of the Holder.  The Holder shall not, by virtue hereof,
                 ---------------------
be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.     Protection  Against  Dilution  and  Other  Adjustments.
                 ------------------------------------------------------

               6.1     Adjustment  Mechanism.  If  an adjustment of the Exercise
                       ---------------------
Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock that the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock that the Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

               6.2     Capital  Adjustments.  In  case  of  any  stock  split or
                       --------------------
reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment. Where the terms of the preceding sentence are not directly applicable, the board of directors of the Company will apply this Section in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

          7.     Exercise  and  Transfer  to  Comply  with  the  Securities Act;
                 ---------------------------------------------------------------
Registration  Rights.
--------------------

               7.1     Exercise  and  Transfer.  This  Warrant  has  not  been
                       ------------------------
registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. This Warrant may not be exercised, and neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

               7.2     Registration  Rights.  Reference  is made to Article V of
                       ---------------------
the Securities Purchase Agreement between the Holder and the Company pursuant to which this Warrant was issued. The Company's obligations under said Article V and the other terms and conditions thereof are incorporated herein by reference.

               7.3(c) The Holder is limited in the amount of this Warrant it may exercise. In no event shall the Holder be entitled to exercise any amount of this Warrant in excess of that amount upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the 1934 Act")) by the Holder, and (2) the number of Warrant Shares issuable upon the exercise of any Warrants then owned by Holder, would result in beneficial ownership by the Holder of more than 4.99% of the outstanding shares of Common Stock of the Company, as determined in accordance with Rule13d-1(j). Furthermore, the Company shall not process any exercise that would result in beneficial ownership by the Holder of more than 4.99% of the outstanding shares of Common Stock of the Company.

          8.     Intentionally  deleted.
                 -----------------------

          9.     Notices.  Any  notice  or  other  communication  required  or
                 -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (i)  if to the Company, to:

                         Paul H. Metzinger, President and CEO
                         NanoPierce Technologies, Inc.
                         370 17th Street, Suite 3640
                         Denver, CO 80202
                         (p) 303-592-1010
                         (f) 303-592-1054

               (ii) if to the Holder, to the address set below the Holder's acceptance on page 4, below.

Any party may be notice given in accordance with this Section 8 if any of the parties designates another address or person for receipt of notices hereunder.

          10.     Supplements and Amendments; Whole Agreement.  This Warrant may
                  -------------------------------------------
be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          11.     Governing  Law.  This Warrant shall be deemed to be a contract
                  --------------
made under the laws of the State of Nevada for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Denver, Colorado, or the state courts of the State of Colorado sitting in the City of Denver, Colorado, in connection with any dispute arising under this Warrant. Each of the parties hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

          11.     Jury Trial Waiver.   The Company and the Holder hereby waive a
                  -----------------
trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

          12.     Counterparts.  This  Warrant  may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          13.     Descriptive  Headings.  Descriptive  headings  of  the several
                  ---------------------
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ___ day of January, 2004.


                                  NANOPIERCE  TECHNOLOGIES,  INC.

                                  By:   /s/ Paul H. Metzinger
                                       ---------------------------------------
                                       Paul H. Metzinger President and CEO

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of,, to purchase shares of the Common Stock, no par value, of NANOPIERCE TECHNOLOGIES, INC. and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_     CASH:$ _____________________  =  (Exercise Price x Exercise Shares)

          Payment is being made by:
               _   enclosed check
               _   wire transfer
               _   other

     I understand that I may only exercise this Warrant if there is a registration statement relating to the exercise of this Warrant that is effective under federal and applicable state law, or alternatively if there is an exemption from registration available under federal and applicable state (which exemption must be established to the satisfaction of NanoPierce Technologies, Inc.). In each case, I understand that NanoPierce Technologies, Inc. may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available.

            Please deliver the stock certificate to:




Dated:


[Name  of  Holder]

By: